Exhibit 10.4

CHS ANNUAL VARIABLE PAY PLAN

Plan Measurement Period: Fiscal Year 2015

Plan Effective: 9-1-2014 to 8-31-2015

PLAN PURPOSE

The purpose of the CHS Annual Variable Pay Plan (the Plan) is to provide a direct financial incentive for eligible employees who contribute to the achievement of company and individual business unit financial goals, and CHS Organizational Priorities. The intent of the Plan is to:

- Drive strong business performance by providing employees variable pay awards for achieving applicable goals
- Create a line of sight for employees to see how their actions affect the achievement of individual, business unit and company performance goals
- Provide an opportunity for employees to earn compensation in addition to their base pay

PLAN TRIGGER

CHS must meet the threshold profitability goal, as identified in the table below, in order for any of the Plan components including business unit and individual goals to pay out. Once threshold performance is met each of the Plan components are measured independently.

PLAN GOALS

Corporate functions and business units have predetermined goals and weightings which include CHS total earnings, business unit earnings if applicable, and team or individual goals if applicable.

The Chief Executive Officer and the Chief Financial Officer establish the Return on Adjusted Equity (ROAE) goals set at threshold, target, and maximum performance levels. *ROAE is described further in the attached appendix.*

The ROAE goals that need to be achieved to meet the three ROAE performance levels are as follows:

Performance Level	CHS ROAE	CHS Profit	Description	Award as % of Target
Maximum	**14.0%**	**$826.1M**	**Maximum Performance Goal**	**200%**
	12.0%	$720.9M		*150%*
Target	**10.0%**	**$615.8M**	**Target Performance Goal**	**100%**
	9.0%	$563.2M		*60%*
Threshold	**8.0%**	**$510.6M**	**Minimum Performance Goal**	**20%**

*Business unit ROAE goals will vary from company ROAE goals.

**Awards are prorated when performance results occur between the three ROAE performance levels.*

AWARD METHODOLOGY

Award opportunities vary by grade level and are expressed as a percent of pay basis. The pay basis for salaried employees is base salary at fiscal year-end (August 31). The pay basis for hourly employees is actual fiscal year earnings (September 1 – August 31) including base pay and overtime earnings. Contact your manager or Human Resources Representative for more information on eligible earnings or the award opportunity for your position. *Award opportunity and calculation examples are included in the attached appendix.*

AWARD PAYMENT

Plan awards are determined, approved and issued as soon as administratively feasible following the close of the fiscal year, but in all cases the payment shall be made no later than two and a half months following the year in which it was earned. Awards are distributed through the same process as paycheck or paycheck notifications. All payments are subject to appropriate withholdings.

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CHS ANNUAL VARIABLE PAY PLAN Fiscal Year 2015 Page 2 ADMINISTRATION The Chief Financial Officer and Senior Vice President of Human Resources administer the Plan. The Plan Administrators are authorized to make all decisions as required in the administration of the Plan and to exercise their discretion to define, interpret, construe and apply plan provisions, approve, administer, withdraw, and make any exceptions to the terms of the Plan. ELIGIBILITY  Employees must have a hire or transfer date to an eligible position on or before August 1 of the fiscal year.  Employees must be in an eligible non-union position, and categorized as a full time or part time regularly scheduled employee. Contact your manager or Human Resources Representative for more information on position eligibility.  Employees who become eligible throughout the fiscal year are prorated by the number of days worked in an eligible position during the fiscal year.  Employees must actively work a minimum of 30 days throughout the fiscal year.  Employees must be employed and actively working on August 31, or have a status of retirement (defined as age 55 and 10 years credited service or age 65), disability, leave of absence, or deceased.  Paid Time Off (PTO, floating holidays, etc.) does not constitute “employment” at the end of the fiscal year. Employees must be actively working on or after August 31 in order to be eligible for an award.  Employees covered through other types of bonus, commission, or incentive plans are not eligible to participate in the CHS Annual Variable Pay Plan unless approved by the Plan Administrators.  Employees may forfeit their eligibility for an award for the entire fiscal year if it is determined that they have failed to meet job performance criteria and standards, which includes but is not limited to documented performance issues, acts of misconduct, dishonesty or violation of CHS policies and procedures. Any award forfeitures must be reviewed with your Human Resources Representative.  The following status table outlines how awards are prorated when a change in status occurs: Status Category Period of Time Included Period of Time Excluded Deceased Days actually worked Days beyond last day worked Full Time Days actually worked Days of ineligible status Leave of Absence First 90 days (discretionary Requires Human Resources approval) Days beyond 90 days Long Term Disability Days actually worked Days on LTD Military Leave First 90 days Days beyond 90 days Part Time Days actually worked Days of ineligible status Position Elimination Days actually worked (discretionary Requires Human Resources approval) Days beyond last day worked Retirement (defined as age 55 and 10 years Credited Service or age 65) Days actually worked Days beyond last day worked Separation (Break in Service) Days actually worked before and after separation if employee returns before 90 days Days actually worked prior to and during separation if employee returns after 90 days Short Term Disability (including FMLA) First 90 days Days beyond 90 days Temp/Seasonal Not eligible Days as Temp/Seasonal Worker’s Compensation First 90 days Days beyond 90 days CHS reserves the right to change or cancel this plan at any time. The CEO has the authority to make adjustments based on extraordinary business conditions. This document does not intend to create an employment contract or provide a guarantee of continued employment. Contact your manager or Human Resources Representative for more information on the CHS Annual Variable Pay Plan. There is no vested right to any payment prior to the award determination and the CHS Annual Variable Pay Plan does not give rise to any vested right to future payments.

CHS

APPENDIX
CHS ANNUAL VARIABLE PAY PLAN
Fiscal Year 2015

RETURN ON ADJUSTED EQUITY

ROAE
(percentage determined by dividing adjusted year-end earnings by adjusted beginning year equity)

$$\text{ROAE} = \frac{\text{Adjusted Year-End Earnings (forecasted earnings minus preferred stock dividends)}}{\text{Adjusted Beginning Year Equity (beginning year equity minus preferred stock)}}$$

**Equity is the difference between total assets and total liabilities in the balance sheet.*

AWARD OPPORTUNITY EXAMPLE

The example below illustrates threshold, target, and maximum award opportunities for an employee with a pay basis of $60,000 and a target award opportunity of 5% and maximum award opportunity of 10%. Contact your manager or Human Resources Representative for more information on award calculations.

Performance Level	Award Opportunity as % of Base Pay	Award Opportunity Calculation	Award Opportunity Amount
Maximum	10%	$60,000 x 10%	$6,000
Target	5%	$60,000 x 5%	$3,000
Threshold	1%	$60,000 x 1%	$600

*Award opportunities are prorated when performance results occur between the three performance levels.
*Business unit and team or individual goals will vary from company goals.

AWARD CALCULATION EXAMPLE

The following is an example of an award calculation for the above participant with $60,000 pay basis, a target award potential of 5.0% ($3,000) and maximum award potential of 10% ($6,000).

Performance Goals	Goal Weighting	Target Award	X	Performance Against Target	=	Goal/ Award Result
CHS ROAE/Profitability	30%	$900	X	150%	=	$1,350
Business Unit Performance	40%	$1,200	X	110%	=	$1,320
Individual Performance	30%	$900	X	175%	=	$1,575
Totals	**100%**	**$3,000**				**$4,245**

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